                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary companies of the Registrant are listed below. With respect to the companies named, all voting securities are owned directly or indirectly by the Registrant, except where otherwise indicated.

                                                                  INCORPORATED        OWNED BY
                                                                      UNDER           IMMEDIATE
                            NAME                                     LAWS OF           PARENT
-----------------------------------------------------------------------------------------------
Bay County Energy Systems, Inc.                                     Delaware           100.00
Bonneville Wind Corporation                                           Utah             100.00
CBS Cable Networks, Inc.                                            Delaware           100.00
  Network Enterprises, Inc. (1)                                     Tennessee          100.00
     Peppercorn Productions, Inc.                                   Tennessee          100.00
       Lunker Lake Productions, Inc.                                Delaware            50.00
       Silver Spice Productions, LLC                                Delaware            50.00
     TNN Productions, Inc.                                          Delaware           100.00
       World Sports Enterprises                                     Tennessee           51.00
     World Skating League, LLC                                      Tennessee           50.00
CBS Mass Media Corporation                                          Delaware           100.00
Central Fidelity Insurance Company                                   Vermont           100.00
Communities IP Holdings, Inc.                                       Delaware           100.00
Communities LP Holdings, Inc.                                       Delaware           100.00
Computerized and Advanced Technologies Company                    Pennsylvania          50.00
Delaware Resource Beneficiary, Inc.                                 Delaware           100.00
Delaware Resource Lessee Trust (Business Trust)                     Delaware           100.00
Delaware Resource Management, Inc.                                  Delaware           100.00
Dutchess Resource Management, Inc.                                  Delaware           100.00
Empire Distributors                                                 Michigan           100.00
Entech Leasing, Inc.                                                Michigan           100.00
Entech Services, Inc.                                               Michigan           100.00
Fauske and Associates, Inc.                                         Illinois           100.00
First Hotel Investment Corporation                                  Delaware           100.00
First Westinghouse Capital Corporation                              Delaware           100.00
GLD Holdings, L.L.C                                                                     80.00
Group W Television Stations, Inc.                                   Delaware           100.00
Group W Television Stations L.P.                                    Delaware           100.00
Home Team Sports Limited Partnership                                Delaware            65.70
PCI Energy Services, Inc.                                           Illinois           100.00
Peak FSC, Ltd.                                                       Bermuda           100.00
PN Services Inc.                                                   Washington          100.00
Rocky Mount Town Associates Limited Partnership                     Delaware           100.00
Safe Sites of Colorado L.L.C                                        Delaware            65.00
Station Holdings B, Inc.                                            Delaware           100.00
  Group W/CBS Television Stations Partners                          Delaware           100.00
     KUTV, L.P.                                                     Delaware            88.00
       KUTV Real Estate Company, L.L.C                              Delaware            99.00
       KUTV Associates                                              Delaware            99.90
     KUTV Holdings, Inc.                                            Delaware           100.00
Symphonette Recording Society, L.L.C                                Delaware            50.00
Tube Mill, Inc.                                                      Alabama           100.00
Waste Resource Energy                                               Delaware           100.00
WBCE Corporation                                                    New York           100.00
WCC FSC I, Inc.                                                     Delaware           100.00
WCC FSC III, Inc.                                               US Virgin Islands      100.00
WCC FSC IV, Inc.                                                US Virgin Islands      100.00
WCC FSC V, Inc.                                                      Bermuda           100.00

 58        CBS CORPORATION

                                                                  INCORPORATED        OWNED BY
                                                                      UNDER           IMMEDIATE
                            NAME                                     LAWS OF           PARENT
-----------------------------------------------------------------------------------------------
WCC FSC VIII, Inc.                                              US Virgin Islands      100.00
WCC FSC IX, Inc.                                                US Virgin Islands      100.00
WCC Project Corp.                                                   Delaware           100.00
  WCC Soledad I, Inc.                                               Delaware           100.00
  WCC Soledad II, Inc.                                              Delaware           100.00
W-F Productions, Inc.                                               Delaware           100.00
Wesdyne International, Inc.                                         Delaware           100.00
West Valley Nuclear Service Company, Inc.                           Delaware           100.00
Westinghouse (New Zealand) Ltd.                                    New Zealand         100.00
Westinghouse Canada Holdings L.L.C                                  Delaware           100.00
  CBS Canada Co.                                                   Nova Scotia         100.00
Westinghouse Electric Corporation                                 Pennsylvania         100.00
Westinghouse Energy Systems - Japan, Inc.                           Delaware           100.00
Westinghouse Energy Systems, Inc.                                   Delaware           100.00
  Westinghouse Sistemas Energeticos Espana, Inc.                    Delaware           100.00
Westinghouse Government and Environmental Service Company, Inc.     Delaware           100.00
  Bettis Laboratory Inc.                                            Delaware           100.00
Westinghouse Hanford Company                                        Delaware           100.00
Westinghouse Holdings Corporation (2)                               Delaware           100.00
  Westinghouse Electric S.A.                                       Switzerland         100.00
     Westinghouse Electric Europe Coordination Center, S.A.          Belgium            99.92
  Westinghouse Electric GmbH, Birsfelden                           Switzerland         100.00
     Westinghouse Electric (Asia-Pacific) Holdings, Ltd.            Singapore          100.00
       Group W Yarra Broadcast Pte, Ltd.                            Singapore           51.00
     Westinghouse Electric Limited                                   England           100.00
       PWR Power Projects, Ltd.                                      England            50.00
       Westinghouse Decomissioning Ltd.                              England           100.00
     Westinghouse Energy Systems Europe S.A                          Belgium            90.00
     WESTRON                                                         Ukraine            60.00
  Westinghouse International Technology Corporation                 Delaware           100.00
  Westinghouse Investment Corporation                               Delaware           100.00
  Westinghouse World Investment Corporation                         Delaware           100.00
     Westinghouse Foreign Sales Corporation                         Barbados           100.00
Westinghouse Industry Products International Company, Inc.          Delaware           100.00
Westinghouse International Projects Company                         Delaware           100.00
Westinghouse LMB, Inc.                                              Delaware           100.00
Westinghouse Nuclear Services Canada, Inc.                           Ontario           100.00
Westinghouse Pictures, Inc.                                         Delaware           100.00
Westinghouse Savannah River Company, Inc.                           Delaware           100.00
  Westinghouse Safety Management Solutions, Inc.                    Delaware           100.00
Westinghouse Staffing Services, Inc.                                Delaware           100.00
Westinghouse Technology Services S.A                                  Spain            100.00
WPIC Corporation                                                    Delaware           100.00
York Resource Energy Systems, Inc.                                  Delaware           100.00
Westinghouse CBS Holding Company, Inc.                              Delaware           100.00
  CBS Broadcasting Inc. (3)                                         New York           100.00
     Bala Cynwyd Associates                                       Pennsylvania          50.00
     CBS Pageants, Inc.                                             Delaware           100.00
       Miss Universe LP, LLLP                                                           50.00
     Meadowlands Parkway Associates                                New Jersey           50.00
     The CBS/FOX Company                                            New York            50.00
Infinity Broadcasting Corporation                                   Delaware            82.00
  Infinity Media Corporation (4)                                    Delaware           100.00

                                                      CBS CORPORATION         59

                                                                  INCORPORATED        OWNED BY
                                                                      UNDER           IMMEDIATE
                            NAME                                     LAWS OF           PARENT
-----------------------------------------------------------------------------------------------
     TDI Worldwide, Inc. (5)                                        Delaware           100.00
       TDI Metro, Ltd                                                Ireland            51.00
          Metro Poster Advertising Ltd                               Ireland           100.00
          Roadshow Advertising Ltd                                   Ireland           100.00
       TDI Holdings Limited (6)                                  United Kingdom        100.00
          LDI Limited                                            United Kingdom        100.00
            TDI Advertising Limited (7)                          United Kingdom        100.00
               TDI Mail Holdings Limited (8)                    Northern Ireland        75.00
     UCGI, Inc.                                                     Delaware           100.00
       TMRG, Inc.                                                   Delaware           100.00
  CBS Radio, Inc. (9)                                               Delaware           100.00
     Radio Data Group, Inc.                                         Virginia            50.00
-----------------------------------------------------------------------------------------------

(1) Network Enterprises, Inc. is also the parent company of 9 wholly-owned subsidiaries, incorporated in the United States for the purpose of operating cable stations and producing, marketing, and broadcasting related cable programming.

(2) Westinghouse Holdings Corporation is also the parent company of 8 wholly-owned subsidiaries which consist primarily of domestic and international electric power and energy operations, of which 1 is incorporated in the United States and 7 are incorporated in foreign countries.

(3) CBS Broadcasting Inc. is also the parent company of 25 wholly-owned subsidiaries which produce, market, and broadcast various network programming, of which 22 are incorporated in the United States and 3 are incorporated in foreign countries.

(4) Infinity Media Corporation is also the parent company of 50 wholly-owned subsidiaries which consist primarily of radio station operations, all of which are incorporated in the United States.

(5) TDI Worldwide, Inc. is also the parent company of 6 wholly-owned outdoor and transit advertising companies and franchises, all of which are incorporated in the United States.

(6) TDI Holdings Limited is also the parent company of 5 wholly-owned subsidiaries which consist primarily of outdoor and transit advertising operations, all of which are incorporated in the Netherlands.

(7) TDI Advertising Limited is also the parent company of 6 wholly-owned outdoor and transit advertising companies and franchises, all of which are incorporated in the United Kingdom.

(8) TDI Mail Holdings Limited is the parent company of 3 wholly-owned outdoor and transit advertising companies, all of which are incorporated in foreign countries.

(9) CBS Radio, Inc. is also the parent company of 14 wholly-owned subsidiaries which consist of primarily radio station operations, all of which are incorporated in the United States.

Companies not shown by name, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

 60        CBS CORPORATION